Lease Agreement
                          Domestic Passengers Terminal
                          Bangkok International Airport


                                                         Agreement No. 1-06/2542



This agreement is made at the Airports Authority of Thailand on 18 February 1999 between the Airports Authority of Thailand, represented by Flight Lieutenant Pradit Mongkonapiban, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called the "Lessor" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor 0013853 dated 17 December 1998 issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Lessee" of the other part.

Whereas the Lessor agrees to lease out and the Lessee agrees to lease the property of the Lessor for the purpose of operating business of selling souvenirs and miscellaneous items.

Therefore, both parties agree to enter into an agreement, as follows :

The Lessor agrees to lease out and the Lessee agrees to lease the property according to the "Terms and Conditions of Lease" and the following Appendixes which shall be deemed part of this agreement.

         Appendix A      Details of the leased  property,  lease period,  rents,
                         fees and charges, chart showing location of the leased premises

         Appendix B      Performance Guarantee

         Appendix C      Documents  showing juristic person  registration of the
                         Lessee,  and the person empowered to sign as the Lessee

         Appendix D      Others (if any)

This agreement is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.



               The Lessor                               The Lessee
               ----------                               ----------

               - signed -                               - signed -
(Flight Lieutenant Pradit Mongkonapiban)        (Mr. Viratana Suntaranond)
                                         (Seal of King Power Tax Free Co., Ltd.)


                 Witness                                  Witness
                 -------                                  -------

               - signed -                               - signed -
           (Mr. Krit Phakakit)                (Miss Sarinthon Chongchaidejwong)

                          Terms and Conditions of Lease



Chapter 1         General Terms and Conditions

Chapter 2         Special Terms and Conditions


                              --------------------


Chapter 1         General Terms and Conditions

1.1      Scope of Lease

         The Lessee agrees to lease the property of the Lessor, hereinafter called the "leased premises" according to the details prescribed in Appendix A.

1.2      Lease Period

         The Lessor agrees to permit the Lessee to make use of the leased premises under this agreement for the period prescribed in Appendix A.

1.3      Fee and Rents and Method of Payment

         1.3.1 The Lessee agrees to pay the fee and rents to the Lessor as follows :

                  (a)    Fee for entering into this  agreement,  Baht 1,945 (One
                         Thousand  Nine  Hundred   Forty-Five   Baht  Only)  not
                         including the value added tax

                  (b) Rents, service fees and charges are as prescribed in Appendix A

         1.3.2 Payment of the fee under Clause 1.3.1(a) shall be made to the Lessor on the signing date of this agreement.

         1.3.3 For the rents, services fees and charges as prescribed in Appendix A, the Lessee agrees to make monthly payment to the Lessor in advance by the 5th of every month.

         1.3.4 The Lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges and other expenses incurred from the lease under this agreement, and shall pay them to the Lessor within the due date indicated in the invoices.

         1.3.5 The Lessee agrees to be responsible for building and land taxes and other taxes incurred from the lease under this agreement, payable according to the existing and future provisions of laws, on behalf of the Lessor.

                  The monthly building and land taxes indicated in Appendix A are estimates, based on an average of each year's rents. If the authorities assess and collect the building and land taxes more than the amount indicated by the Lessor, the Lessee agrees to pay the difference to the Lessor within 30 (thirty) days from the date of receiving the Lessor's notice.

         1.3.6 All payment under this agreement shall be made to Finance Division, Finance Department, of the Lessor. After the Lessee has made payment to the Lessor, a receipt shall be issued to the Lessee as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of the Lessor or the designated person, jointly with the cashier of Finance Division, Finance Department, or the designated person who must be a financial staff of the Lessor.

         1.3.7 If the Lessee is in default of payment of rents, building and land taxes or other taxes, and various expenses payable to the Lessor under this agreement, the Lessee consents to pay penalty to the Lessor at a rate of 1.5 percent (one point five) per month of the outstanding amount for the whole period of default. A fraction of month shall be counted as one month.

                  The Lessee agrees that the first paragraph is a separate part and it shall not impair the Lessor's right to terminate this agreement and claim for damages.

1.4      Duties and Responsibilities of the Lessee

         1.4.1 The Lessee shall not make use of the leased premises for any business other than prescribed in this agreement, unless a written permission has been obtained from the Lessor first.

         1.4.2 The Lessee shall not sub-lease the leased premises, either in whole or in part, or transfer the leasehold to a third party, or allow a third party to make use of the leased premises, unless a written permission has been obtained from the Lessor first.

         1.4.3 As the leased premises under this agreement has already been allocated properly, if the Lessee wishes to have counter or decorate or install equipment or adding any structure, these shall be done at the Lessee's own expense. The result of such implementation must be attractive and in orderly fashion, and the materials and equipment must be of good quality and modern. In view of this, the Lessee shall submit the plan, chart, illustration and drawings of decoration of the leased premises, including the relevant details to the Lessor for consideration. Only after having obtained the approval in writing from the Lessor, then the Lessee may
                  proceed   with  construction  or  decoration.   Thereby,   the
                  structure and component shall become the property of the Lessor from the date of commencement, and the Lessee shall not claim for any expense or indemnity from the Lessor.

                  With regard to any structure having been approved by the Lessor according to the first paragraph, the Lessee shall not renovate or alter it, unless a written permission has been obtained from the Lessor first. If the Lessee wishes to renovate or constructing any structure additionally in the leased premises, besides obtaining a written permission from the Lessor, the Lessee shall comply with the first paragraph as well.

         1.4.4 During the process of renovation or decoration of the leased premises, the Lessee or any person whom the Lessee has appointed or assigned or hired or ordered to perform various tasks in the Lessee's business, shall strictly comply with the concerned conditions of the agreement. Should there be any damage to the reputation or property of the Lessor, or that of other person, in any case, the Lessee shall be responsible therefor.

         1.4.5 The Lessee shall maintain the leased premises, including the adjoining area, to be in proper condition and clean at all times. If the leased premises or the adjoining area appears to be dirty, unbecoming or deteriorated, the Lessee shall arrange for cleaning or repair at the Lessee's own expense.

         1.4.6 The Lessee shall arrange to have fire extinguishers, endorsed by the Lessor, available in the leased premises at the Lessee's own expense.

         1.4.7 The Lessee shall comply, and ensure that the Lessee's attendants or the persons whom the Lessee has appointed or assigned or hired or ordered to perform various tasks in the Lessee's business, shall comply with the relevant instructions, regulations and directives of the Lessor, both existing and to be issued in the future and be cautious not allowing any person to take any illegal action in the leased premises, or use it as a storage or hiding place of any illegal item. If any damage occurred therefrom, the Lessee shall be liable to the Lessor for the consequences due to the action of the said persons as if having been committed by the Lessee.

         1.4.8 Throughout the lease, the Lessee shall facilitate and allow the Lessor or the Lessor's staff to inspect the leased premises from time to time during reasonable hours.

1.5      Rights on Use of the Lease Premises, Adjustment of Rent and Charges

         1.5.1 During validity of this agreement, if the Lessor wishes to change, relocate, add or decrease or request for return of the leased space which deviates from this agreement, resulting in the Lessee having to renovate, change, alter, redecorate the leased premises to be suitable, such implementation shall be at the Lessee's own expense. Thereby, the Lessee shall not claim for any expense or indemnity from the Lessor.

         1.5.2 During validity of this agreement, the Lessor reserves the right to adjust the rent and the relevant charges as deemed appropriate, and shall notify the Lessee in advance. The Lessee agrees to pay the newly adjusted rents, fees and charges accordingly.

         1.5.3 The area of the leased premises prescribed in Appendix A is an approximate for computing the rent and the relevant charges. After the Lessee has constructed, renovated or decorated the leased premises, the Lessor shall inspect the leased premises to ascertain the actual space for computing the rent and the relevant charges. In this respect, the Lessor shall forward a letter to the Lessee informing the actual space in due course, which shall be deemed part of this agreement.

1.6      Termination of Agreement

         1.6.1 During validity, if the Lessor wishes to terminate this agreement prior to the expiration date prescribed in Appendix A, the Lessor is entitled to do so; provided that a written notice must be given to the Lessee at least thirty (30) days in advance. In case the Lessor terminates this agreement prior to the expiration date, the Lessee agrees not to sue or claim for indemnity from the Lessor.

                  If the Lessee wishes to terminate this agreement prior to the expiration date prescribed in Appendix A, the Lessee is entitled to do so; provided that a written notice must be given to the Lessor at least 90 days in advance and that the Lessee has no outstanding payment to the Lessor.

         1.6.2 Each and every clause of this agreement is deemed substantial. If it appears that the Lessee acts or omits to act in violation of or non-compliance with any clause of this agreement, or becomes bankrupted, the Lessor is entitled to immediately terminate this agreement, claim for indemnity and forfeit the performance guarantee.

1.7      Return of the Leased Premises

         1.7.1 Upon expiration or termination date of this agreement by the Lessor or the Lessee according to Clause 1.6, as the case may be, this agreement immediately becomes extinct. The Lessee shall remove the Lessee's property from the leased premises and return the same to the Lessor within seven (7) days from the expiration date or termination date, as the case may be.

         1.7.2 In failing to comply with Clause 1.7.1, the Lessee consents the Lessor to immediately repossess the leased premises and remove the Lessee's property from the leased premises. Furthermore, the Lessee consents to reimburse the expenses the Lessor has to pay in doing so, and should any damage occurred the Lessee shall not claim for indemnity.

         1.7.3 Besides consenting the Lessor to repossess the leased premises according to Clause 1.7.2, the Lessee also consents to pay a daily fine to the Lessor at the rate prescribed in Appendix A, from the supposed date of return of the leased premises to the date on which the Lessee and attendants have vacated the leased premises and return the same accordingly or the Lessor has carried out according to Clause 1.7.2, as the case may be.

1.8      Performance Guarantee

         Unless otherwise specified in Chapter 2 of the Terms and Conditions of Lease, in entering into this agreement, the Lessee shall deposit cash or submit a Letter of Guarantee of a local bank for the amount equivalent to three (3) times of the rent plus the relevant service fees and monthly building and land taxes, to the Lessor as performance guarantee.

         The above performance guarantee shall be returned after the Lessee has been relieved from all obligations under this agreement.

         In case of an amendment of this agreement, resulting in an increase of the rent, the Lessee shall submit the performance guarantee to cover the increased amount accordingly.

1.9      Notice

         All notices under this agreement shall be made in writing and deemed legally forwarded if having been forwarded by one of the following :

         -        hand delivery to the concerned person of each party; or

         - registered mail to the addresses indicated by both parties in Chapter 2 of this agreement

1.10     Dispute

         In case any dispute has arisen in connection with this agreement, both parties agree that it shall be presented to the court in Bangkok Metropolis.



Details of Rents and Chart Showing Location of Lease Premises      Appendix A
Lease Agreement No. 1-06/2542, dated 18 February 1999           (Total 3 Sheets)
                                                                    Sheet #1

----------------------------------------------------------------------------------------------------------------------
                                                                                                  Lease  Period
                                                                                             -------------------------
  Leased Premises       Space        Rent        Rent     Service Fee  Building &    Fine       From          To
                     Square Metre  Baht/Sqm.  Baht/Month  Baht/Month      Land     Baht/Day
                        (Sqm.)     per month                              Taxes
                                                                       Baht/Month
-------------------  ------------  ---------  ----------  -----------  ----------  --------  -----------  ------------
Domestic Passengers Terminal, Bangkok International Airport
-----------------------------------------------------------
 - Arrival Hall, ground floor of old building
   ------------------------------------------
   Zone 101 B           30.00       750.00     22,500.00    3,375.00    2,812.50   1,912.50  1 Feb. 1999  17 Mar. 2000

 - On 2nd Floor of old building and expansion
   ------------------------------------------
   Zone 2653            40.00       750.00     30,000.00    4,500.00    3,750.00   2,550.00  1 Feb. 1999  17 Mar. 2000
   Zone 2654            50.00       750.00     37,500.00    5,625.00    4,687.50   3,187.50  1 Feb. 1999  17 Mar. 2000
----------------------------------------------------------------------------------------------------------------------


             The Lessor                                 The Lessee
             ----------                                 ----------

             - signed -                                 - signed -
(Flight Lieutenant Pradit Mongkonapiban)       (Mr. Viratana  Suntaranond)
                                         (Seal of King Power Tax Free Co., Ltd.)

              Witness                                     Witness
              -------                                     -------

             - signed -                                 - signed -
      (Mr. Sukwat  Chayakorn)                (Miss Sarinthon Chongchaidejwong)

                BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED
                    No. 2 Chaloem Khet 4, Bangkok Metropolis
                              Tel. 2230561, 2259999
                                                               L/G No. L 42-0081
                               Letter of Guarantee

                                                             1 February 1999


We, Bangkok Metropolitan Bank Public Company Limited, with offices at 2 Chaloem Khet 4 Road, Thepsirin Sub-district, Pom Prap Sattru Phai District, Bangkok Metropolis, issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has entered into the Lease Agreement No. 1-06/2542 for space in a building of the Bangkok International Airport with the Airports Authority of Thailand, and a Letter of Guarantee is required as performance guarantee for an amount of Baht 348,300.00 (Three Hundred Forty-Eight Thousand Three Hundred Baht Only).

2. By means of this letter, Bangkok Metropolitan Bank Public Company Limited, guarantee that if King Power Tax Free Co., Ltd. fails to comply with the agreement or is in breach of any clause of the said agreement, thereby the Airports Authority of Thailand is entitled to impose fines to and/or claim for indemnity from King Power Tax Free Co., Ltd., Bangkok Metropolis Bank Public Company Limited shall pay an amount not exceeding Baht 348,300.00 (Three Hundred Forty-Eight Thousand Three Hundred Baht Only) to the Airports Authority of Thailand on behalf of King Power Tax Free Co., Ltd.

This Letter of Guarantee is valid from 29 January 1999 to 28 July 2000, after which Bangkok Metropolitan Bank Public Company Limited shall be relieved from the responsibility or obligation as indicated herein. As evidence of this guarantee, Bangkok Metropolitan Bank Public Company Limited hereunder sign our names in the presence of witnesses.


              For Bangkok Metropolitan Bank Public Company Limited


                  - signed -     Guarantor            - signed -     Guarantor
         (Mr. Passakorn Tiensaweitakul)           (Ms. Chompunuch Saranuntawat)
      Assistant Manager, Credit Operation

                  - signed -      Witness             - signed -      Witness
             (Mr. Sontaya Sakonwong)            (Mr. Prapat Ungcharoen)